Exhibit 4.42

COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT is made as of      , 2003 by and among Mobility Electronics, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 17800 North Perimeter Drive, Scottsdale, Arizona 85255, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

Section 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to [     ] shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company.

Section 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3.1), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

Number of Shares	Price Per Share	Aggregate
to Be Purchased	In Dollars	Price

     The Company proposes to enter into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agents” shall mean Needham & Company, Inc. and A.G. Edwards & Sons, Inc.

Section 3. Closing and Delivery of the Shares.

     3.1 Closing. The purchase and sale of the Shares (the “Closing”) shall occur as soon as practicable after the execution of the Agreements by the Company and the Purchasers at the time and date (the “Closing Date”) and at such location as shall be agreed upon by the Company and the Placement Agents. The Placement Agents will promptly notify the Purchasers of the date, place and time of the Closing by facsimile transmission or otherwise.

     3.2 Delivery of the Shares. At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing the legend specified in Section 5.7 hereof referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement becomes effective. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Exhibit A.

     3.3 Conditions to Closing. (a) The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(i) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder;

(ii) completion of the purchases and sales under the Agreements with all of the Other Purchasers accepted by the Company;

(iii) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing; and

(iv) receipt by the Company of a completed version of Exhibit A, Exhibit B and Exhibit C-1 or C-2 (as applicable) attached hereto.

          (b) The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following condition: the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing. The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

Section 4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company’s periodic reports on Forms 10-Q and 10-K, in the Company’s current reports on Form 8-K and Registration Statement on Form S-3 filed in August 2003 as filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2002 (the “SEC Documents” and collectively, including the documents incorporated by reference therein, the “Company Information”), which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Purchaser, as follows:

     4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). All of the subsidiaries of the Company (the “Subsidiaries”) are listed on Schedule 4.1 hereto, along with the Company’s percentage ownership of each subsidiary and each subsidiary’s jurisdiction of incorporation. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

     4.2 Authorized Capital Stock. Except as disclosed in or contemplated by the Confidential Private Placement Memorandum dated August 21, 2003 prepared by the Company, including all Exhibits, supplements and amendments thereto (the “Private Placement Memorandum”), the authorized and outstanding capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Documents, as of the dates set forth therein; the issued and outstanding shares of the Company’s Common Stock and Series C Preferred Stock, par value $.01 per share (“Series C Preferred Stock”), have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the SEC Documents. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. With respect to each Subsidiary, (i) the Company owns 100% of the Subsidiary’s capital stock, (ii) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

     4.3 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the SEC Documents. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

     4.4 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby. The Agreements have been duly authorized, executed and delivered by the Company. The making and performance of the Agreements by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or its properties, or any Subsidiary or such Subsidiary’s properties, may be bound or affected and in each case which would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

     4.5 Accountants. KPMG LLP has expressed its opinion with respect to the consolidated financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “Form 10-K”) into the Registration Statement, and is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

     4.6 No Defaults. Except as disclosed in the Private Placement Memorandum and except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect, neither the Company nor any Subsidiary is in violation or default of any provision of its respective certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which they or any of their properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any Subsidiary as defined in such documents, except such defaults which individually or in the aggregate would not have a Material Adverse Effect.

     4.7 Contracts. The contracts described in the Private Placement Memorandum as being in effect on the date hereof that are material to the Company, are in full force and effect on the date hereof; and neither the Company nor any Subsidiary is, nor to the Company’s

knowledge is any other party, in breach of or default under any of such contracts which would have a Material Adverse Effect.

     4.8 No Actions. Except as disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is or may be a party or of which property owned or leased by the Company or any Subsidiary is or may be the subject, or related to environmental or discrimination matters, or instituted by the SEC, The Nasdaq Stock Market, Inc., any state securities commission or other governmental or regulatory agency, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Change”); and no labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

     4.9 Properties. Each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in the Private Placement Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or any Subsidiary. Such leased properties are held under valid and binding leases, with such exceptions as are not materially significant in relation to its business. Except as disclosed in the Private Placement Memorandum, the Company or a Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

     4.10 No Material Change. Since June 30, 2003 and except as specifically contemplated by the Private Placement Memorandum, (i) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor any Subsidiary has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Shares hereunder and the issuance of a warrant exercisable for 5,000 shares of the Company’s Common Stock, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any Material Adverse Change.

     4.11 Intellectual Property. Except as specifically contemplated by the Private Placement Memorandum, (i) the Company or a Subsidiary owns or possesses adequate rights to use the inventions, patent applications, patents, patent rights, trademarks (both registered and unregistered), service marks, tradenames, copyrights, trade secrets and know-how necessary for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted and as the Private Placement Memorandum indicates the Company and its Subsidiaries contemplate conducting (collectively, the “Intellectual Property”), except where the failure to currently own or possess such Intellectual Property would not have a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect; and (iii) to the Company’s or any Subsidiary’s knowledge, none of the patent rights owned or licensed by the Company or any Subsidiary are unenforceable or invalid.

     4.12 Compliance. Neither the Company nor any Subsidiary has been advised, and has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

     4.13 Taxes. Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns for which taxes are due and owing or has paid or accrued all taxes shown as due thereon, and neither the Company nor any Subsidiary has any knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

     4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

     4.15 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

     4.16 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agents to sell, offer for sale or solicit offers to buy any securities of the Company that would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

     4.17 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

     4.18 Corrupt Practices. Neither the Company nor any Subsidiary nor, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary or made by any person acting on its behalf and of which the Company or any Subsidiary is aware in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     4.19 Additional Information. The information contained in the following documents, which the Placement Agents have furnished to the Purchaser, or will furnish prior to the Closing, did not, or will not, as of their respective final dates, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2003;

(c) the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders;

(d) the Company’s Current Reports on Form 8-K filed on January 21, February 3, February 7, June 12 and June 19, 2003;

(e) the Private Placement Memorandum, including all addenda and exhibits thereto (other than the Appendices); and

(f) All other documents, if any, filed by the Company with the SEC since December 31, 2002, pursuant to the reporting requirements of the Exchange Act.

     4.20 Legal Opinions. Prior to the Closing, Jackson Walker LLP, counsel to the Company, will deliver its legal opinion to the Placement Agents in the form attached hereto as Exhibit E. Each such opinion shall also state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

     4.21 Certificate. At the Closing, the Company will deliver to Purchaser and the Placement Agents a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and the Placement Agents, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

     4.22 Nasdaq Compliance and Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing thereof on the Nasdaq National Market.

     4.23 Price of Common Stock. The Company has not taken any action intended to stabilize or manipulate the price of the Company’s shares of the Common Stock to facilitate the sale or resale of the Shares. The Company has not repurchased any of its shares of Common Stock since June 30, 2003.

Section 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to, and covenants with, the Company, effective as of the Closing Date, as follows:

     5.1 Investment Representations and Covenants. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. The Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Shares or entering into any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations promulgated thereunder. The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire attached hereto as Exhibit A and the Registration Statement Questionnaire attached hereto as Exhibit B, for use in preparation of the Registration Statement and the Certificate attached hereto as Exhibit C-1 or C-2, as applicable, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement. The Purchaser will notify the Company immediately of any change in any of such information until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective. The Purchaser acknowledges receipt of the Private Placement Memorandum and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Private Placement Memorandum. The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Private Placement Memorandum and the documents included therein and the representations and warranties of the Company contained herein. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser recognizes that an investment in the Shares involves substantial risks. The Purchase further recognizes that no federal or state agencies have passed upon the offering of the Shares or made any finding or determination as to the fairness of this investment. The Purchaser also understands and acknowledges that (i) any forward-looking information included in the Private Placement Memorandum or SEC Documents supplied to such Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Private Placement Memorandum and SEC Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

     5.2 Compliance with Resale Requirements. Unless such sale is pursuant to an applicable exemption from the Securities Act, the Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirement under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer’s certificate: (i) in the form of Exhibit D hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and the Rules and Regulations and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement or such prospectus has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

     5.3 Authorization; Validity of Agreement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

     5.4 Requirements of Foreign Jurisdictions. The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agents are not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares.

     5.5 Restriction on Short Sales and Hedging. The Purchaser will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Common Stock, nor will the Purchaser engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock by the Purchaser or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

     5.6 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

     5.7 Restrictive Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

     5.8 Shares Offered on “Best Efforts” Basis. The Purchaser understands and acknowledges that the Shares offered by the Company, as described in the Private Placement Memorandum, are offered on a “best efforts” basis and that the Company reserves the right to accept purchases of more or less than the number of Shares set forth in the Private Placement Memorandum; in the event that less than the number of Shares set forth in the Private Placement Memorandum are sold by the Company, any information regarding the Company’s use of proceeds, operations and financial information as set forth in the Private Placement Memorandum could be adversely affected.

Section 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

Section 7. Registration of the Shares; Compliance with the Securities Act.

     7.1 Registration Procedures and Expenses. The Company shall:

(a) use all commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to prepare and file with the SEC within ten (10) days following the Closing Date (the “Filing Date”) the Registration Statement on Form S-3 relating to the sale of the Shares by the Purchaser from time to time through the Nasdaq Stock Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

(b) use all commercially reasonable efforts to cause the Registration Statement to become effective as promptly after filing as possible;

(c) prepare and file with the SEC (and promptly notify the Purchaser of such filing) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) twenty-four months after the effective date of the Registration Statement, (ii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, or (iii) the re-sale of all of the shares of Common Stock under the Agreements;

(d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

(e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

(f) advise each Purchaser promptly:

(i) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the purposes; and

(iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any.

     7.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by the Securities Act or applicable law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its Plan of Distribution.

     7.3 Indemnification. For the purpose of this Section 7.3:

(i) the term “Purchaser” shall include the Purchaser and any affiliate of such Purchaser; and

(ii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

          (a) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations promulgated under the Securities Act, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations promulgated under the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in the light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such controlling person for any reasonable legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 hereof respecting sale of the Shares (unless such failure shall be a result of the Company breaching any of its obligations to the Purchaser hereunder), or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

          (b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5.2 or 7.2 hereof respecting the sale of the Shares (unless such failure shall be a result of the Company breaching any of its obligations to the Purchaser hereunder) or (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any reasonable legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.; provided, however, that no Purchaser shall be liable for any amount in excess of the net proceeds (the “Net Proceeds”) received by such Purchaser with respect to such Purchaser’s sale of the shares.

          (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7.3 or to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party and the indemnifying party shall have reasonably concluded that the representation of both the indemnified party and the indemnifying party by the same counsel would not be appropriate because there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Net Proceeds exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of all such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

     7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of twenty-four months from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     7.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser upon the reasonable request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses, and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares subject to appropriate confidentiality limitations.

Section 8. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

Section 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

          (a) if to the Company, to:

Mobility Electronics, Inc. 17800 North Perimeter Drive Scottsdale, Arizona 85255 Attention: Chief Financial Officer Phone: (480) 596-0061 Fax: (480) 596-0349

with a copy to:

Jackson Walker LLP 2435 North Central Expressway, Suite 600 Richardson, Texas 75080 Attention: Richard F. Dahlson Phone: (972) 744-2996 Fax: (972) 744-2990

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, at its address as set forth on the signature page of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

Section 10. Changes. With the exception of Section 7 hereof, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser. With respect to Section 7 hereof, with the written consent of the Company and holders of more than a majority of the Shares then outstanding and held by all Purchasers, the terms of the Agreement may be waived or amended and any such waiver or amendment shall be binding upon the Company and all holders of Shares.

Section 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its rights or delegate its obligations hereunder without the prior written consent of the other party and no such assignment shall relieve such assigning party of its obligations hereunder. Any assignment made in contravention of this Section 13 shall be void and unenforceable.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

Section 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

MOBILITY ELECTRONICS, INC.

By:

Name:
Title:

Print or Type:

Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution):

Signature by:
Individual Purchaser or Individual
representing Purchaser:

Address:

Telephone:

Telecopier: